UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

SUNVALLEY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada                   333-150692                 20-8415633

(State of                  (Commission              (I.R.S. Employer

Incorporation)             File Number)             Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices and Zip Code)

(909) 598-0618
Registrant's telephone number, including area code

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 11, 2015, Sunvalley Solar, Inc., a Nevada corporation (the “Company” or “Seller”) and its wholly owned subsidiary, Sunvalley Solar Tech, Inc., a California corporation, entered into an Agreement for Sale and Purchase of Sunvalley Solar Tech, Inc., pursuant to which the Company has agreed to sell 100% of the stock ownership of Sunvalley Solar Tech, Inc. to Sungold Holdings, a Nevada limited liability company (the “Buyer”).

The Company’s sale of Sunvalley Solar Tech, Inc. will be for a sale price of Two Million Five Hundred Thousand Dollars ($2,500,000) plus five percent (5.0%) of all of Sunvalley Solar Tech, Inc.’s gross sales during 2015 through 2018, which could increase the sale price to a maximum of Four Million Five Hundred Thousand Dollars ($4,500,000).

Effective December 31, 2014, the Company, transferred substantially all of its assets and liabilities to its wholly-owned subsidiary, Sunvalley Solar Tech, Inc.  Upon the Close of Escrow, the sale shall include Sunvalley Solar Tech’s assets and liabilities, including, but not limited to, the Company’s past, current and future contracts, agreements, letter of agreements, and letters of intent, accounts receivables, inventories, machinery, equipment, furniture, IT improvements including all hardware, computers, software, programs, electronic files and data bases, employee and shareholder advances, bank, savings, and Trust deposits and accounts, vehicles, promotional files and materials, contract rights, buildings, leasehold improvements, fixtures, industrial models, molds, processes,plans, designs, patents, applications for patents, trade names, trade secrets, trademarks, service marks, copyrights, copyright registrations, goodwill, books and records, permits, ledgers, customer lists and files, electronic data bases, vendor contracts, lease agreements, all other assets and personal property not listed or mentioned herein, tangible or intangible, current and or future, including all legal or lawsuit proceeds, set-a-sides, escrows, settlements, files and judgments, and certain approved accounts payable, should Buyer approve of such accounts payable during the due diligence period.

BUYER shall deposit One Hundred Thousand Dollars ($100,000.00) of the Purchase Price into a Fully Refundable Escrow within five (5) days from the execution of the Agreement. Upon the Close of Escrow said Deposit and all accrued interest shall be applicable to and credited towards the Purchase Price.

Upon Close of Escrow, BUYER shall pay SELLER the “minimum” Purchase Price of Two Million Five Hundred Thousand Dollars ($2,500,000) in cash which shall include the Escrow Deposit.  Beginning on or before January 31, 2016, and every year thereafter on the same date for the next three years, or until the BUYER has paid SELLER the  “maximum” Purchase Price of Four Million Five Hundred Thousand Dollars ($4,500,000), BUYER shall pay SELLER Five (5%) Percent of all of the company’s Gross Sales Revenue from the previous calendar year.

Escrow shall close on or before March 20, 2015.

The transactions contemplated by the Agreement are subject to ceretain conditions described therein, including but not limited to :(a) the Buyer’s approval of its due dilligence review that continues for thirty (30) days after the date of the Agreement; (b) no change in the assets and condition of the Company as of the Closing date; and (c) the Company’s representations to be true as of the Closing.

The Company intends to file a copy of the Agreement for Sale and Purchase of Sunvalley Solar Tech, Inc as an Exhibit to its Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVALLEY SOLAR, INC.

(Registrant)

Date: February 17, 2015

By:_/s/ Zhijian (James) Zhang________

Zhijian (James) Zhang

Chief Executive Officer and

Director

Date: February 17, 2015

By:  /s/ Mandy Chung_______________

Mandy Chung

Chief Financial Officer

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